UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Freeport-McMoRan Copper & Gold Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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c/o Georgeson Inc.
199 Water Street, 26th Floor, New York, NY 10038

IMPORTANT ANNUAL MEETING INFORMATION

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Freeport-McMoRan Copper & Gold Inc. Stockholder Meeting To Be Held on June 15, 2011
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the annual meeting of stockholders are on the reverse side of this Notice. Your vote is important!
This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, which consist of the proxy statement and annual report to stockholders, are available at:
http://www.edocumentview.com/FCX_MTG

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view the proxy materials, you can also vote your shares.
Step 1: Go to http://www.edocumentview.com/FCX_MTG to view the proxy materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future proxy materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. Otherwise you will not receive a paper or e-mail copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 5, 2011 to facilitate timely delivery.

Stockholder Meeting Notice

Freeport-McMoRan Copper & Gold Inc.’s Annual Meeting of Stockholders will be held on Wednesday, June 15, 2011 at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, at 10:00 a.m. Eastern Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
Your Board of Directors recommends a vote FOR Items 1, 2 and 4 below and recommends a vote of 1 YEAR on Item 3 below.
1.	Election of twelve directors. Nominees are: Richard C. Adkerson, Robert J. Allison, Jr., Robert A. Day, Gerald J. Ford, H. Devon Graham, Jr., Charles C. Krulak, Bobby Lee Lackey, Jon C. Madonna, Dustan E. McCoy, James R. Moffett, B. M. Rankin, Jr., Stephen H. Siegele.

2.	Approval, on an advisory basis, of the compensation of our named executive officers.

3.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.

4.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm.
Your Board of Directors recommends a vote AGAINST Item 5 below.
5.	Stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to the company’s Board of Directors.
PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper or e-mail copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Freeport-McMoRan Copper & Gold Inc. 2011 Annual Meeting of Stockholders
If you plan to attend our 2011 annual meeting of stockholders, you can obtain directions to the Hotel du Pont online at the hotel’s website, www.hoteldupont.com/map-directions/index.cfm. The proposals to be voted on at the meeting are listed above, along with the recommendations of our Board of Directors.
After you’ve reviewed the proxy materials, you can vote your proxy on line at http://www.edocumentview.com/FCX_MTG by entering your Control Number/Voter ID located in the circle in the shaded bar on the reverse side of this Notice.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.
E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of the current proxy materials, you will receive an e-mail with a link to the proxy materials.
PLEASE NOTE: You must use the Control Number/Voter ID located in the circle in the shaded bar on the reverse side of this Notice when requesting a set of the proxy materials.

→	Internet — Go to http://www.edocumentview.com/FCX_MTG. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current proxy materials and submit your preference for e-mail or paper delivery of future proxy materials.

→	Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy of the proxy materials for future meetings.

→	E-mail — Send e-mail to investorvote@computershare.com with “Proxy Materials Freeport-McMoRan Copper & Gold Inc.” in the subject line. Include in the message your full name and address, plus the Control Number/Voter ID located in the circle in the shaded bar on the reverse side of this Notice, and state in the e-mail that you want a paper copy of the current proxy materials. You can also state your preference to receive a paper copy of the proxy materials for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 5, 2011.